EXHIBIT VI
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                         COMMERCE GROUP CORP.
                        6001 North 91st Street
                      Milwaukee, Wisconsin  53225
              Tel: (414) 462-5310    Fax: (414) 462-5312
                      E-Mail: comgroup@execpc.com
                  Website:  www.commercegroupcorp.com
                      Contact Investor Relations

April 2, 1999
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                   Trading Halt Lifted and Merger

On December 7, 1998, the Company was granted an exception by the Nasdaq Listing Qualifications Panel (the "Panel), through February 10, 1999, to evidence compliance with the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq SmallCap Market. Subsequent to the Panel's decision, staff raised public interest concerns, pursuant to Nasdaq Marketplace Rules 4300 and 4330(a)(3), and requested that the exception be terminated and the Company's securities be delisted from The Nasdaq SmallCap Market. Based on the foregoing, the Panel determined to reconsider the original decision. A new hearing was held on March 10, 1999.

On March 31, 1999, the Panel issued its decision. In its decision the Panel stated that it was of the opinion that the Company failed to adequately disclose the preliminary nature of its plans to develop the proposed Web portal announced in its press release on January 29, 1999. The Panel was further of the opinion that the Company lacked an adequate basis in fact for the statements that were contained in the press release. The Panel agreed with staff's conclusion that the press release was motivated in large part by the Company's desire to satisfy the listing exception by capitalizing on the market's enthusiasm for the Internet. In its decision, the Panel stated that it was particularly troubled by the warrant agreement with The Interactive Business Channel
(IBC) and by the promotional nature of the press release. Based on the foregoing, the Panel determined to revoke the December 7, 1998 exception granted to the Company. The Panel determined that based on the facts and circum stances in the entirety, in order to reserve and strengthen the quality of and public confidence in The Nasdaq Stock Market, and in order to protect prospective investors, the integrity of the Nasdaq Stock Market and the public interest, the Company's securities will be delisted from The Nasdaq Stock Market effective with the close of business on March 31, 1999. The Panel's decision may be reviewed by The Nasdaq Listing and Hearing Review Counsel.

The Company disagrees with the conclusions of the Panel, and has attached complete copies of its agreements with IBC as Exhibits to its Form 8-K filed on February 8, 1999. Furthermore, the Company believes that it promptly disclosed the preliminary nature of its business plans with the IBC in its press release and that its press release was accurate. At this time the Company plans to appeal the Panel's decision.

The Company also announced that effective April 1, 1999, contemporaneously with the beginning of its new fiscal year, it has completed the Plan of Merger approved by its shareholders at the Company's last annual meeting held on October 16, 1998. Under the Plan of Merger, Commerce Group Corp., a Delaware corporation, has been merged into a Wisconsin corporation which will have the same name of Commerce Group Corp. As part of this merger, the Company has increased its authorized common shares, par value $.10 per share, to fifty million (50,000,000) shares. Its two hundred fifty thousand (250,000) preferred shares, par value $.10 per share, remain the same. There were no substantial changes to the Articles of Incorporation or to the Company's By-Laws. With an increase in its authorized common shares, the Company positions itself for a merger or other strategic alliances.

Statements in this release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risk and uncertainties, including without limitation, continued acceptance of the company's services, increased levels of competition for the company, and dependence on the performance of the management of the company.